Exhibit 99.1
SPX Reports Fourth Quarter and Full-Year 2019 Results

Q4 and Full-Year 2019 GAAP EPS of $0.75 and $1.67
Q4 and Full-Year 2019 Adjusted EPS* of $0.96 and $2.76
Introducing 2020 Full-Year Adjusted EPS* Guidance Range of $2.90-$3.05

CHARLOTTE, N.C., February 13, 2020 /Globe Newswire/ — SPX Corporation (NYSE:SPXC) today reported results for the fourth quarter and the year ended December 31, 2019.

Gene Lowe, President and CEO, remarked, “2019 was another milestone year for our company with several notable accomplishments that reflect the hard work and effort of our team. For the fourth year in a row SPX reported significant growth in adjusted EPS and free cash flow. We also completed three attractive, strategic acquisitions, including the fourth quarter purchase of Patterson-Kelley, within our HVAC segment, which accelerates our growth and strengthens our market position in commercial high efficiency boilers.”

Mr. Lowe commented further, “SPX is well positioned to continue delivering on our value creation framework. Our significant after-market and replacement revenue, and steady end-market drivers provide a stable platform for further earnings growth and strong cash generation. Our focus on successful new product introductions and channel initiatives continues to yield organic growth, while our business system drives operational improvements across the company. Additionally, our strong balance sheet and substantial capital availability support further strategic investments to enhance and accelerate our value creation strategy.”

Fourth Quarter 2019 Overview:

For the fourth quarter of 2019, the company reported revenue of $444.6 million and operating income of $51.0 million, compared with revenue of $445.0 million and operating income of $52.2 million in the fourth quarter of 2018. Diluted per share income from continuing operations attributable to SPX Corporation in the fourth quarter of 2019 was $0.75, compared with a net income per share of $0.88 in the fourth quarter of 2018.

SPX’s adjusted revenue* was $445.1 million and adjusted operating income* was $62.6 million, compared with adjusted revenue* of $428.6 million and adjusted operating income* of $60.4 million in the fourth quarter of 2018. Adjusted income per share* in the fourth quarter of 2019 was $0.96, compared with $0.91 in the fourth quarter of 2018.

Full-Year 2019 Overview:

For the full-year 2019, the company reported revenue of $1.5 billion and operating income of $107.9 million, compared with revenue of $1.5 billion and operating income of $107.6 million in 2018. Diluted per share income from continuing operations in 2019 was $1.67, compared with $1.75 in 2018.

SPX’s adjusted revenue* for 2019 was $1.5 billion and adjusted operating income* was $172.3 million, compared with adjusted revenue* of $1.4 billion and adjusted operating income* of $146.2 million in 2018. Adjusted income per share* in 2019 was $2.76, compared with $2.27 in 2018.

Fourth Quarter and Full-Year Financial Comparisons:

GAAP Results:

($ millions)	Q4 2019	Q4 2018	FY 2019	FY 2018
Revenue	$444.6	$445.0	$1,525.4	$1,538.6
Segment Income	68.9	70.9	174.0	178.5
Operating Income	51.0	52.2	107.9	107.6

Adjusted Results:

($ millions)	Q4 2019	Q4 2018	FY 2019	FY 2018
Adjusted Revenue*	$445.1	$428.6	$1,527.0	$1,440.5
Adjusted Segment Income*	79.4	75.5	231.0	206.6
Adjusted Operating Income*	62.6	60.4	172.3	146.2

* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC

Revenue for Q4 2019 was $193.8 million, compared with $182.7 million in Q4 2018, an increase of 6.1%, including a 4.1% increase from the acquisitions of SGS and Patterson-Kelley and a 0.1% unfavorable impact related to currency fluctuation. Organic revenue* increased 2.1%, reflecting an increase in cooling product sales.

Segment income in Q4 2019 was $38.1 million, compared to $37.3 million in Q4 2018. Adjusted segment income*, which excludes intangible amortization expense of $1.1 million, was $39.2 million, or 20.2% of revenue. This compares with adjusted segment income* of $37.4 million, or 20.5% of revenue in Q4 2018, which excludes intangible amortization expense of $0.1 million. The increase in adjusted segment income* was due to revenue growth and operational improvements within the cooling business. The 30 basis point decrease in adjusted segment income margin* was due to a less favorable sales mix.

Full-year 2019 revenue increased to $593.2 million in 2019, from $582.1 million in 2018, an increase of 1.9%. The increase was due to the acquisitions of SGS and Patterson-Kelley and, to a lesser extent, an increase in organic revenue* of 0.5% from higher sales of heating products.

Full-year 2019 segment income was $95.4 million in 2019, compared to $90.0 million in 2018. Adjusted segment income*, which excludes intangible amortization expense of $1.4 million, was $96.8 million, or 16.3% of revenue. This compares with adjusted segment income* of $90.4 million in 2018, or 15.5% of revenue, which excludes intangible amortization expense of $0.4 million. The increase in segment income and margin was due primarily to more favorable pricing and operational improvements within the segment’s cooling business.

Detection & Measurement

Revenue in Q4 2019 was $100.5 million, compared with of $96.4 million in Q4 2018, an increase of 4.3%, including a 0.1% favorable currency impact. Compared with adjusted revenue* of $96.9 million in Q4 2018, revenue increased 3.7%, including an 8.7% increase from the acquisition of Sabik. Organic revenue* decreased 5.0%, largely due to the timing of project-related sales of communication technologies products compared with 2018.

Segment income in Q4 2019 was $22.5 million, compared to $24.7 million in Q4 2018. Adjusted segment income*, which excludes intangible amortization expense of $1.8 million and an acquisition related adjustment of ($0.2) million, was $24.1 million, or 24.0% of revenue. This compares with adjusted segment income* of $26.8 million, or 27.7% of adjusted revenue*, in Q4 2018, which excludes intangible amortization expense of $1.4 million and acquisition related adjustment of $0.7 million. The 370 basis point decrease in adjusted segment income margin* was driven primarily by the timing of communications technologies project revenues noted above and a less favorable mix.

Full-year 2019 revenue was $384.9 million in 2019 compared with $320.9 million in 2018, an increase of 19.9%. Adjusted revenue* in 2018 was $321.4 million. The increase in revenue was due primarily to the impact of the acquisitions of Schonstedt and CUES in 2018, and the Sabik acquisition in 2019.

Full-year 2019 segment income was $81.7 million in 2019, compared to $72.4 million in 2018. Adjusted segment income*, which excludes intangible amortization expense of $7.5 million and acquisition related adjustments of $2.0 million, was $91.2 million, or 23.7% of revenue. This compares with adjusted segment income* of $81.2 million in 2018, or 25.3% of revenue, which excludes intangible amortization expense of $3.7 million and acquisition related adjustments of $5.1 million. The increase in adjusted segment income was due to the revenue increase noted above. The decrease in margin was due primarily to a less favorable sales mix.

Engineered Solutions

Revenue in Q4 2019 was $150.8 million, compared with $149.1 million in Q4 2018, an increase of 1.1%, driven by higher revenue from the sale of transformer products.

Segment income in Q4 2019 was $16.1 million, or 10.7% of revenue, compared with segment income of $11.3 million, or 7.6% of revenue in Q4 2018. The increase in segment income and margin was due to higher revenues from transformer products and, to a lesser extent, a more profitable sales mix of process cooling products.

Full-year 2019 revenue increased 2.2% to $548.9 million in 2019, from $537.0 million in 2018, driven by higher revenues in our transformers business due to operational improvements.

Full-year 2019 segment income was $43.0 million in 2019, or 7.8% of revenue, compared to segment income of $35.0 million, or 6.5% of revenue, in 2018. The increase in segment income and margin was primarily due to the increase in revenue noted above.

All Other

All Other, which includes the South African and Heat Transfer operations, had revenue of ($0.5) million in Q4 2019, compared with $16.8 million in Q4 2018. The decrease was due to lower sales associated with projects in South Africa, which are substantially complete, and the wind-down of the Heat Transfer business.

All Other incurred a loss in Q4 2019 of $7.8 million, compared with a loss of $2.4 million in Q4 2018. The increase in the loss was due primarily to lower revenue and higher legal fees associated with the projects in South Africa.

Full-year 2019 revenue decreased to ($1.6) million in 2019, from $98.6 million in 2018. The decrease was due to lower sales associated with projects in South Africa and the Heat Transfer business. Full-year revenue includes adjustments that reduced revenue associated with the South African projects.

All Other incurred a loss of $46.1 million in 2019, compared with a loss of $18.9 million in 2018, with the increase in the loss due primarily to the adjustments noted above associated with the projects in South Africa.

Financial Update:

As of December 31, 2019, SPX had total outstanding debt of $393.5 million and total cash of $54.7 million. During the full-year 2019, SPX generated net operating cash from continuing operations of $152.9 million. Capital expenditures for continuing operations for the full-year 2019 were $17.8 million. Net leverage, as calculated under the company’s bank credit agreement was 1.6x, compared with 1.7x at the end of 2018.

2020 Guidance:

SPX is targeting 2020 adjusted revenue* of approximately $1.6 billion with adjusted segment income margin* of 15.0-16.0% and adjusted operating income margin* of approximately 11.5%. Adjusted earnings per share* is expected to be in a range of $2.90 to $3.05.

Segment performance, on a year-over-year basis, is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	In a range of $630-640 million (+7% vs 2019 at midpoint)	16-16.5%
Detection & Measurement	In a range of $395-415 million (+5% vs 2019 at midpoint)	23-24%
Engineered Solutions	In a range of $550-560 million (+1% vs 2019 at midpoint)	~8.5%

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results and guidance that include “adjusted” non-GAAP financial measures. Adjusted results for the company exclude, among other items, the effect of the South African and Heat Transfer operations, categorized as “All Other” in the company’s segment reporting structure. The company reports separately on the results of the All Other category. The company anticipates reporting the results of businesses included in the “All Other” category as discontinued operations, at such time as they meet the accounting requirements for this treatment.

Form 10-K: The company expects to file its annual report on Form 10-K for the year ended December 31, 2019 with the Securities and Exchange Commission on or before March 2, 2020. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss fourth quarter results and 2019 financial guidance. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 3086045

A replay of the call will be available by telephone through Thursday, February 20th.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 3086045

Other Matters: In December 2019, SPX entered into an amendment with its bank group to extend its credit facility until December 17, 2024. The amendment also increased the size of the revolving credit facility to $450 million from $350 million previously, and reduced the size of the term loan facility to $250 million from an initial amount of $350 million previously. Other changes to the credit agreement are described in Form 8-K filed with the Securities and Exchange Commission on December 18, 2019.

Upcoming Investor Events: Company management plans to be on the road during the first quarter of 2020 meeting with investors in Texas and in the Midwest. In addition, SPX will also be attending the Sidoti & Company, LLC 2020 Spring Investor Conference in New York on March 26th.

About SPX Corporation: SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.5 billion in annual revenue in 2019 and over 4,500 employees in 17 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, the results of our South African operations, the results of our Heat Transfer business, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual reports on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Revenues	$444.6	$445.0	$1,525.4	$1,538.6
Costs and expenses:
Cost of products sold	301.1	309.8	1,084.3	1,127.9
Selling, general and administrative	89.0	79.8	318.5	292.6
Intangible amortization	2.9	1.5	8.9	4.2
Special charges, net	0.6	1.7	4.0	6.3
Other operating expenses	—	—	1.8	—
Operating income	51.0	52.2	107.9	107.6

Other expense, net	(15.0)	(11.5)	(4.9)	(7.6)
Interest expense	(5.4)	(6.2)	(21.0)	(21.5)
Interest income	0.5	0.4	1.8	1.5
Loss on amendment/refinancing of senior credit agreement	(0.6)	(0.4)	(0.6)	(0.4)
Income from continuing operations before income taxes	30.5	34.5	83.2	79.6
Income tax (provision) benefit	(2.0)	4.8	(13.5)	(1.4)
Income from continuing operations	28.5	39.3	69.7	78.2

Income (loss) from discontinued operations, net of tax	—	—	—	—
Gain (loss) on disposition of discontinued operations, net of tax	(3.1)	(0.1)	(4.4)	3.0
Income (loss) from discontinued operations, net of tax	(3.1)	(0.1)	(4.4)	3.0

Net income attributable to SPX Corporation common shareholders	25.4	39.2	65.3	81.2
Adjustment related to redeemable noncontrolling interest	5.6	—	5.6	—
Net income attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$31.0	$39.2	$70.9	$81.2

Amounts attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest:
Income from continuing operations, net of tax	$34.1	$39.3	$75.3	$78.2
Income (loss) from discontinued operations, net of tax	(3.1)	(0.1)	(4.4)	3.0
Net income	$31.0	$39.2	$70.9	$81.2

Basic income (loss) per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.77	$0.91	$1.71	$1.82
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.07)	(0.01)	(0.10)	0.07
Net Income per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.70	$0.90	$1.61	$1.89

Weighted-average number of common shares outstanding — basic	44.157	43.369	43.942	43.054

Diluted income (loss) per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.75	$0.88	$1.67	$1.75
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.07)	—	(0.09)	0.07
Net Income per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.68	$0.88	$1.58	$1.82

Weighted-average number of common shares outstanding — diluted	45.491	44.652	44.957	44.660

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and equivalents	$54.7	$68.8
Accounts receivable, net	265.9	269.1
Contract assets	63.4	91.2
Inventories, net	154.9	128.8
Other current assets (includes income taxes receivable of $23.0 and $18.9 at December 31, 2019 and 2018, respectively)	93.2	40.5
Total current assets	632.1	598.4
Property, plant and equipment:
Land	18.7	19.4
Buildings and leasehold improvements	121.9	125.2
Machinery and equipment	342.6	334.1
	483.2	478.7
Accumulated depreciation	(304.1)	(294.5)
Property, plant and equipment, net	179.1	184.2
Goodwill	449.3	394.4
Intangibles, net	251.7	198.4
Other assets	605.9	657.7
Deferred income taxes	16.4	24.4
TOTAL ASSETS	$2,134.5	$2,057.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$141.6	$153.6
Contract liabilities	100.8	79.5
Accrued expenses	220.4	183.7
Income taxes payable	2.2	3.5
Short-term debt	142.6	31.9
Current maturities of long-term debt	1.0	18.0
Total current liabilities	608.6	470.2

Long-term debt	249.9	331.9
Deferred and other income taxes	26.3	23.2
Other long-term liabilities	747.3	817.3
Total long-term liabilities	1,023.5	1,172.4

Equity:
Common stock	0.5	0.5
Paid-in capital	1,302.4	1,295.4
Retained deficit	(584.8)	(650.1)
Accumulated other comprehensive income	244.3	244.9
Common stock in treasury	(460.0)	(475.8)
Total equity	502.4	414.9
TOTAL LIABILITIES AND EQUITY	$2,134.5	$2,057.5

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE AND OTHER OPERATING SEGMENTS
(Unaudited; in millions)

	Three months ended				Twelve months ended
	December 31, 2019	December 31, 2018	Δ	%/bps	December 31, 2019	December 31, 2018	Δ	%/bps
HVAC reportable segment

Revenues	$193.8	$182.7	$11.1	6.1%	$593.2	$582.1	$11.1	1.9%
Gross profit	68.7	63.0	5.7		196.2	184.0	12.2
Selling, general and administrative expense	29.5	25.6	3.9		99.4	93.6	5.8
Intangible amortization expense	1.1	0.1	1.0		1.4	0.4	1.0
Income	$38.1	$37.3	$0.8	2.1%	$95.4	$90.0	$5.4	6.0%
as a percent of revenues	19.7%	20.4%		-70 bps	16.1%	15.5%		60 bps

Detection & Measurement reportable segment

Revenues	$100.5	$96.4	$4.1	4.3%	$384.9	$320.9	$64.0	19.9%
Gross profit	47.7	47.4	0.3		178.3	145.4	32.9
Selling, general and administrative expense	23.4	21.3	2.1		89.1	69.3	19.8
Intangible amortization expense	1.8	1.4	0.4		7.5	3.7	3.8
Income	$22.5	$24.7	$(2.2)	(8.9)%	$81.7	$72.4	$9.3	12.8%
as a percent of revenues	22.4%	25.6%		-320 bps	21.2%	22.6%		-140 bps

Engineered Solutions reportable segment

Revenues	$150.8	$149.1	$1.7	1.1%	$548.9	$537.0	$11.9	2.2%
Gross profit	30.7	24.4	6.3		96.7	85.3	11.4
Selling, general and administrative expense	14.6	13.1	1.5		53.7	50.3	3.4
Income	$16.1	$11.3	$4.8	42.5%	$43.0	$35.0	$8.0	22.9%
as a percent of revenues	10.7%	7.6%		310 bps	7.8%	6.5%		130 bps

All Other

Revenues	$(0.5)	$16.8	$(17.3)	(103.0)%	$(1.6)	$98.6	$(100.2)	(101.6)%
Gross profit (loss)	(3.6)	0.4	(4.0)		(30.1)	(4.0)	(26.1)
Selling, general and administrative expense	4.2	2.8	1.4		16.0	14.8	1.2
Intangible amortization expense	—	—	—		—	0.1	(0.1)
Loss	$(7.8)	$(2.4)	$(5.4)	225.0%	$(46.1)	$(18.9)	$(27.2)	143.9%

Consolidated Revenues	$444.6	$445.0	$(0.4)	(0.1)%	$1,525.4	$1,538.6	$(13.2)	(0.9)%
Consolidated Segment Income	68.9	70.9	(2.0)	(2.8)%	174.0	178.5	(4.5)	(2.5)%
as a percent of revenues	15.5%	15.9%		-40 bps	11.4%	11.6%		-20 bps

Total segment income	$68.9	$70.9	$(2.0)		$174.0	$178.5	$(4.5)
Corporate expense	13.8	13.7	0.1		46.7	48.5	(1.8)
Long-term incentive compensation expense	3.5	3.1	0.4		13.6	15.5	(1.9)
Other operating expenses	—	—	—		1.8	—	1.8
Special charges, net	0.6	1.7	(1.1)		4.0	6.3	(2.3)
Loss on sale of dry cooling business	—	0.2	(0.2)		—	0.6	(0.6)
Consolidated operating income	$51.0	$52.2	$(1.2)	(2.3)%	$107.9	$107.6	$0.3	0.3%
as a percent of revenues	11.5%	11.7%		-20 bps	7.1%	7.0%		10 bps

SPX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net income	$25.4	$39.2	$65.3	$81.2
Less: Income (loss) from discontinued operations, net of tax	(3.1)	(0.1)	(4.4)	3.0
Income from continuing operations	28.5	39.3	69.7	78.2
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	0.6	1.7	4.0	6.3
Gain on change in fair value of equity security	—	—	(7.9)	—
Loss on amendment/refinancing of senior credit agreement	0.6	0.4	0.6	0.4
Deferred and other income taxes	6.5	(6.9)	14.8	(0.3)
Depreciation and amortization	9.8	7.9	34.5	29.2
Pension and other employee benefits	12.6	8.6	20.2	13.7
Long-term incentive compensation	3.5	3.1	13.6	15.5
Other, net	1.1	0.8	2.3	2.3
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable and other assets	(19.1)	32.7	75.5	52.6
Inventories	10.0	11.3	(8.5)	5.1
Accounts payable, accrued expenses and other	26.5	0.2	(61.7)	(86.5)
Cash spending on restructuring actions	(1.0)	(1.2)	(4.2)	(3.6)
Net cash from continuing operations	79.6	97.9	152.9	112.9
Net cash used in discontinued operations	(0.8)	(0.6)	(4.3)	(2.3)
Net cash from operating activities	78.8	97.3	148.6	110.6

Cash flows used in investing activities:
Proceeds (expenditures) related to company owned life insurance, net	—	(1.0)	5.9	(0.8)
(Increase) decrease in restricted cash	—	—	(0.2)	0.3
Business acquisitions, net of cash acquired	(59.9)	1.8	(147.1)	(180.8)
Proceeds from asset sales	—	—	5.5	9.5
Capital expenditures	(7.1)	(4.4)	(17.8)	(12.4)
Net cash used in continuing operations	(67.0)	(3.6)	(153.7)	(184.2)
Net cash from discontinued operations	—	—	—	3.6
Net cash used in investing activities	(67.0)	(3.6)	(153.7)	(180.6)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	461.4	42.0	593.8	199.4
Repayments under senior credit facilities	(432.6)	(116.4)	(560.2)	(193.0)
Borrowings under trade receivables agreement	38.0	63.0	93.0	123.0
Repayments under trade receivables agreement	(52.0)	(67.0)	(116.0)	(100.0)
Net repayments under other financing arrangements	(4.3)	(2.8)	(0.6)	(4.8)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	0.3	(4.8)	(3.9)	(7.8)
Financing fees paid	(1.6)	—	(1.6)	—
Purchase of subsidiary shares	(15.6)	—	(15.6)	—
Net cash from (used in) continuing operations	(6.4)	(86.0)	(11.1)	16.8
Net cash from (used in) discontinued operations	—	—	—	—
Net cash from (used in) financing activities	(6.4)	(86.0)	(11.1)	16.8
Change in cash and equivalents due to changes in foreign currency exchange rates	—	(0.8)	2.1	(2.3)
Net change in cash and equivalents	5.4	6.9	(14.1)	(55.5)
Consolidated cash and equivalents, beginning of period	49.3	61.9	68.8	124.3
Consolidated cash and equivalents, end of period	$54.7	$68.8	$54.7	$68.8

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Twelve months ended
	December 31, 2019
Beginning cash and equivalents	$68.8
Cash from continuing operations	152.9
Capital expenditures	(17.8)
Proceeds related to company-owned life insurance policies, net	5.9
Increase in restricted cash	(0.2)
Proceeds from asset sales	5.5
Business acquisitions, net of cash acquired	(147.1)
Borrowings under senior credit facilities	593.8
Repayments under senior credit facilities	(560.2)
Borrowings under trade receivables agreement	93.0
Repayments under trade receivables agreement	(116.0)
Net repayments under other financing arrangements	(0.6)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(3.9)
Financing fees paid	(1.6)
Purchase of subsidiary shares	(15.6)
Cash used in discontinued operations	(4.3)
Change in cash due to changes in foreign currency exchange rates	2.1
Ending cash and equivalents	$54.7

	Debt at				Debt at
	December 31, 2018	Borrowings	Repayments	Other	December 31, 2019
Domestic revolving loan facility	$6.4	$343.8	$(210.2)	$—	$140.0
Term loan	350.0	250.0	(350.0)	—	250.0
Trade receivables financing arrangement	23.0	93.0	(116.0)	—	—
Other indebtedness	4.3	4.4	(5.0)	1.6	5.3
Less: Deferred financing costs associated with the term loan	(1.9)	—	—	0.1	(1.8)
Totals	$381.8	$691.2	$(681.2)	$1.7	$393.5

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC, DETECTION & MEASUREMENT & ENGINEERED SOLUTIONS REPORTABLE SEGMENTS
(Unaudited)

	Three months ended December 31, 2019
	HVAC	Detection & Measurement	Engineered Solutions
Net Revenue Growth	6.1%	3.7%	1.1%

Exclude: Foreign Currency	(0.1)%	—%	—%

Exclude: Acquisitions	4.1%	8.7%	—%

Organic Revenue Growth (Decline)	2.1%	(5.0)%	1.1%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC, DETECTION & MEASUREMENT & ENGINEERED SOLUTIONS REPORTABLE SEGMENTS
(Unaudited)

	Twelve months ended December 31, 2019
	HVAC	Detection & Measurement	Engineered Solutions
Net Revenue Growth	1.9%	19.8%	2.2%

Exclude: Foreign Currency	(0.4)%	(0.6)%	—%

Exclude: Acquisitions	1.8%	19.0%	—%

Organic Revenue Growth	0.5%	1.4%	2.2%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Consolidated revenue	$444.6	$445.0	$1,525.4	$1,538.6

Exclude: "All Other" operating segments(1)	(0.5)	16.9	(1.6)	98.6

Acquisition accounting adjustment to acquired deferred revenue	—	(0.5)	—	(0.5)

Adjusted consolidated revenue	$445.1	$428.6	$1,527.0	$1,440.5

Total segment income	$68.9	$70.9	$174.0	$178.5

Exclude: "All Other" operating segments(1)	(7.8)	(2.4)	(46.1)	(18.9)

Exclude: One time acquisition related costs(2)	0.2	(0.7)	(2.0)	(5.1)

Exclude: Amortization expense(3)	(2.9)	(1.5)	(8.9)	(4.1)

Adjusted segment income	$79.4	$75.5	$231.0	$206.6
as a percent of adjusted revenues(4)	17.8%	17.6%	15.1%	14.3%

HVAC REPORTABLE SEGMENT:	Three months ended		Twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

HVAC segment income	$38.1	$37.3	$95.4	$90.0

Exclude: One time acquisition related costs	—	—	—	—

Exclude: Amortization expense(3)	(1.1)	(0.1)	(1.4)	(0.4)

HVAC adjusted segment income	$39.2	$37.4	$96.8	$90.4
as a percent of HVAC segment revenues(4)	20.2%	20.5%	16.3%	15.5%

DETECTION & MEASUREMENT REPORTABLE SEGMENT:	Three months ended		Twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Detection & Measurement segment revenue	$100.5	$96.4	$384.9	$320.9

Acquisition accounting adjustment to acquired deferred revenue	—	(0.5)	—	(0.5)

Detection & Measurement adjusted segment revenue	$100.5	$96.9	$384.9	$321.4

Detection & Measurement segment income	$22.5	$24.7	$81.7	$72.4

Exclude: One time acquisition related costs(2)	0.2	(0.7)	(2.0)	(5.1)

Exclude: Amortization expense(3)	(1.8)	(1.4)	(7.5)	(3.7)

Detection & Measurement adjusted segment income	$24.1	$26.8	$91.2	$81.2
as a percent of Detection & Measurement adjusted segment revenues(4)	24.0%	27.7%	23.7%	25.3%

(1) Represents the removal of the financial results of our South Africa and Heat Transfer businesses. Note: These businesses are being reported as an "All Other" group of operating segments for U.S. GAAP purposes due to certain wind-down activities that are occurring within these businesses.

(2) Primarily represents additional "Cost of products sold" recorded during the three and twelve months ended December 31, 2019 related to the step-up of inventory (to fair value) acquired in connection with the Sabik acquisition and the three and twelve months ended December 31, 2018 related to the step-up of inventory (to fair value) acquired in connection with the Cues and Schonstedt acquisitions.

(3) Represents amortization expense associated with acquired intangible assets.

(4) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Operating income	$51.0	$52.2	$107.9	$107.6

Exclude:
Aggregate operating losses of the South Africa and Heat Transfer businesses(1)	(8.3)	(3.1)	(48.9)	(23.2)

One-time acquisition related costs(2)	(0.4)	(3.4)	(4.8)	(10.7)

Other operating expenses(3)	—	(0.2)	(1.8)	(0.6)

Amortization expense(4)	(2.9)	(1.5)	(8.9)	(4.1)

Adjusted operating income	$62.6	$60.4	$172.3	$146.2
as a percent of adjusted revenues(5)	14.1%	14.1%	11.3%	10.1%

(1) Primarily represents the removal of the financial results of these businesses, inclusive of "special charges" of $0.5 and $1.0 during the three months ended December 31, 2019 and 2018, respectively, and $2.8 and $5.0 during the twelve months ended December 31, 2019 and 2018, respectively.

(2) Represents one-time acquisition related costs during the three months ended December 31, 2019 and December 31, 2018 associated with (i) inventory step-up of $(0.2) and $0.2, respectively, and (ii) integration and transaction costs of $0.6 and $3.2, respectively, and one-time acquistion related costs during the twelve months ended December 31, 2019 and December 31, 2018 associated with (i) inventory step-up of $2.0 and $4.6, respectively, and (ii) integration and transaction costs of $2.8 and $6.1.

 (3) Represents charges associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business, with such revision resulting from settlement activity during the first quarter of 2019 and third and fourth quarters of 2018.

(4) Represents amortization expense associated with acquired intangible assets.

(5) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2019
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income(1)	$68.9	$10.5	$79.4
Corporate expense(2)	(13.8)	0.6	(13.2)
Long-term incentive compensation expense	(3.5)	—	(3.5)
Special charges, net(3)	(0.6)	0.5	(0.1)
Operating income	51.0	11.6	62.6

Other expense, net(4)	(15.0)	11.2	(3.8)
Interest expense, net(5)	(4.9)	(0.1)	(5.0)
Loss on amendment/refinancing of senior credit agreement(6)	(0.6)	0.6	—
Income from continuing operations before income taxes	30.5	23.3	53.8
Income tax (provision) benefit(7)	(2.0)	(8.3)	(10.3)
Income from continuing operations	28.5	15.0	43.5
Less: Net loss attributable to redeemable noncontrolling interest	—	—	—
Net income from continuing operations attributable to SPX Corporation common shareholders	28.5	15.0	43.5

Adjustment related to redeemable noncontrolling interest(8)	5.6	(5.6)	—
Net income from continuing operations attributable to SPX Corporation common shareholders after adjustment to redeemable noncontrolling interest	$34.1	$9.4	$43.5

Dilutive shares outstanding	45.491		45.491

Earnings per share from continuing operations	$0.75		$0.96

(1) Adjustment primarily represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($7.8) and (ii) amortization expense associated with acquired intangible assets ($2.9).
(2) Adjustment represents the removal of acquisition related expenses incurred during the period.
(3) Adjustment represents removal of restructuring charges associated with the South Africa business.
(4) Adjustment represents the removal of non-service pension and postretirement charges ($11.0) and foreign currency losses ($0.2) associated with the South Africa business.
(5) Represents removal of interest income associated with the South Africa business.
(6) Adjustment represents the removal of a non-cash charge associated with an amendment to our senior credit agreement.
(7) Adjustment represents the tax impact of items (1) through (6) above and the removal of certain income tax benefits that are considered non-recurring.
(8) Adjustment represents removal of noncontrolling interest amounts associated with our South Africa subsidiary.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve Months Ended December 31, 2019
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income(1)	$174.0	$57.0	$231.0
Corporate expense(2)	(46.7)	2.6	(44.1)
Long-term incentive compensation expense	(13.6)	—	(13.6)
Special charges, net(3)	(4.0)	3.0	(1.0)
Other operating expenses(4)	(1.8)	1.8	—
Operating income	107.9	64.4	172.3

Other income (expense), net(5)	(4.9)	6.4	1.5
Interest expense, net(6)	(19.2)	(0.1)	(19.3)
Loss on amendment/refinancing of senior credit agreement(7)	(0.6)	0.6	—
Income from continuing operations before income taxes	83.2	71.3	154.5
Income tax provision(8)	(13.5)	(16.9)	(30.4)
Income from continuing operations	69.7	54.4	124.1
Less: Net loss attributable to redeemable noncontrolling interest	—	—	—
Net income from continuing operations attributable to SPX Corporation common shareholders	69.7	54.4	124.1

Adjustment related to redeemable noncontrolling interest(9)	5.6	(5.6)	—
Net income from continuing operations attributable to SPX Corporation common shareholders after adjustment to redeemable noncontrolling interest	$75.3	$48.8	$124.1

Dilutive shares outstanding	44.957		44.957

Earnings per share from continuing operations	$1.67		$2.76

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($46.1), (ii) amortization expense associated with acquired intangible assets ($8.9), and (iii) inventory step-up charges related to the Sabik and Cues acquisitions of ($2.0) .
(2) Adjustment represents the removal of acquisition related expenses incurred during the period.
(3) Adjustment primarily represents removal of restructuring charges associated with the South Africa and Heat Transfer businesses.
(4) Adjustment represents removal of charges associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business, with such revisions resulting from settlement activity during the first quarter of 2019.
(5) Adjustment primarily represents the removal of non-service pension and postretirement charges ($14.0), foreign currency losses associated with the South Africa business ($0.6), and a gain on equity security associated with a fair value adjustment ($7.9).
(6) Represents removal of interest income associated with the South Africa business.
(7) Adjustment represents the removal of a non-cash charge associated with an amendment to our senior credit agreement.
(8) Adjustment represents the tax impact of items (1) through (7) above and the removal of certain income tax benefits that are considered non-recurring.
(9) Adjustment represents removal of non-controlling interest amounts associated with our South Africa business.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2018
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income(1)	$70.9	$4.6	$75.5
Corporate expense(2)	(13.7)	2.4	(11.3)
Long-term incentive compensation expense	(3.1)	—	(3.1)
Special charges, net(3)	(1.7)	1.0	(0.7)
Loss on sale of dry cooling	(0.2)	0.2	—
Operating income	52.2	8.2	60.4

Other expense, net(4)	(11.5)	7.3	(4.2)
Interest expense, net	(5.8)	—	(5.8)
Loss on amendment/refinancing of senior credit agreement(5)	(0.4)	0.4	—
Income from continuing operations before income taxes	34.5	15.9	50.4
Income tax (provision) benefit(6)	4.8	(14.5)	(9.7)
Income from continuing operations	$39.3	$1.4	$40.7

Dilutive shares outstanding	44.652		44.652

Earnings per share from continuing operations	$0.88		$0.91

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($2.4), (ii) one-time acquisition related costs ($0.7), and (iii) amortization expense associated with acquired intangible assets ($1.5).
(2) Adjustment represents the removal of acquisition related expenses incurred during the period.
(3) Adjustment represents removal of restructuring charges associated with the South Africa and Heat Transfer businesses.
(4) Adjustment represents the removal of non-service pension and postretirement items and removal of foreign currency losses associated with the South Africa and Heat Transfer businesses.
(5) Adjustment represents the removal of a non-cash charge associated with an amendment to our senior credit agreement.
(6) Adjustment represents the tax impact of items (1) through (5) above and the removal of certain income tax benefits that are considered non-recurring.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve Months Ended December 31, 2018
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income(1)	$178.5	$28.1	$206.6
Corporate expense(2)	(48.5)	4.9	(43.6)
Long-term incentive compensation expense	(15.5)	—	(15.5)
Special charges, net(3)	(6.3)	5.0	(1.3)
Loss on sale of dry cooling	(0.6)	0.6	—
Operating income	107.6	38.6	146.2

Other income (expense), net(4)	(7.6)	8.5	0.9
Interest expense, net	(20.0)	—	(20.0)
Loss on amendment/refinancing of senior credit agreement(5)	(0.4)	0.4	—
Income from continuing operations before income taxes	79.6	47.5	127.1
Income tax (provision) benefit(6)	(1.4)	(24.5)	(25.9)
Income from continuing operations	$78.2	$23.0	$101.2

Dilutive shares outstanding	44.660		44.660

Earnings per share from continuing operations	$1.75		$2.27

(1) Adjustment primarily represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($18.9), (ii) the inventory step-up charge related to the Cues and Schonstedt acquisitions ($4.7), and (iii) amortization charges associated with acquired intangible assets ($4.1).
(2) Adjustment represents the removal of acquisition related expenses incurred during the period.
(3) Adjustment represents removal of restructuring charges associated with the South Africa and Heat Transfer businesses.
(4) Adjustment represents the removal of non-service pension and postretirement items and removal of foreign currency losses associated with the South Africa and Heat Transfer businesses.
(5) Adjustment represents the removal of a non-cash charge associated with an amendment to our senior credit agreement.
(6) Adjustment represents the tax impact of items (1) through (5) above and the removal of certain income tax benefits that are considered non-recurring.